Exhibit 99.2

Xerium Technologies, Inc.

Dividend Reinvestment Plan

February 20, 2007

Shares of Common Stock

(par value $0.01 per share)

The Dividend Reinvestment Plan (the “Plan”) of Xerium Technologies, Inc. (the “Company”) provides eligible shareholders of the Company’s common stock, par value $0.01 per share (“Common Stock”) with a convenient way to increase their investment in the Company by electing to receive all or part of the dividends on their shares of our Common Stock in additional shares of our Common Stock.

If you are eligible, you may enroll in the Plan by completing an enrollment and authorization form and returning it to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York, 10269-0560. You may obtain an enrollment and authorization form through American Stock Transfer & Trust Company’s website at www.amstock.com or by calling American Stock Transfer & Trust Company toll-free at 866-706-0512.

Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this Plan to “we,” “us,” “our” or similar references mean Xerium Technologies, Inc. and its subsidiaries and (ii) all references in this Plan to “Common Stock” refer to our common stock, par value $0.01 per share. Our Common Stock is listed and traded on the New York Stock Exchange under the symbol “XRM.”

TABLE OF CONTENTS

THE COMPANY		1
DESCRIPTION OF THE PLAN		1
1.	What is the purpose of the Plan?	1
	What are the key features of the Plan?	1
3.	Who administers the Plan?	2
4.	Who is eligible to participate in the Plan?	2
5.	How does an eligible shareholder of record enroll in the Plan?	2
6.	What are the dividend reinvestment options?	2
7.	Are there any expenses to participants in connection with the Plan?	3
8.	When will a participant’s dividend reinvestment begin?	3
9.	What is the source of shares needed to meet the requirements of the Plan?	3
10.	How many shares of Common Stock will be credited to participants?	3
11.	How will participants be advised of shares credited to their accounts?	4
12.	Can a shareholder deposit shares held in certificate form in safekeeping?	4
13.	Will certificates be issued for shares of Common Stock acquired through the Plan?	4
14.	How do participants change their options under the Plan?	5
15.	How does a participant terminate participation in the Plan?	5
16.	Can we terminate a participant’s participation in the Plan?	5
17.	What will participants receive when their participation in the Plan is terminated?	5
18.	May a participant who has terminated participation in the Plan rejoin?	5
19.	How do participants sell shares held in their Plan account?	5
20.	How does a participant transfer shares to another person?	6
21.	What happens when a participant sells or transfers all of the certificate shares registered in the participant’s name?	6
22.	What happens if we declare a stock split or a dividend payable exclusively in shares of our Common Stock or another form of property?	7
23.	How will a participant’s shares held under the Plan be voted at meetings of shareholders?	7
24.	What are the U.S. federal income tax consequences of participation in the Plan?	7
25.	May the Plan be changed or discontinued?	8
26.	What is the liability of the Company and the Plan Administrator under the Plan?	8
27.	Who interprets and regulates the Plan?	8
FORWARD-LOOKING STATEMENTS		8

THE COMPANY

We are a leading global manufacturer and supplier of two categories of consumable products used primarily in the production of paper: clothing and roll covers. Our operations are strategically located in the major paper-producing regions of North America, Europe, South America and Asia-Pacific.

Our products play key roles in the formation and processing of paper along the length of a paper-making machine. Paper producers rely on our products and services to help improve the quality of their paper, differentiate their paper products, operate their paper-making machines more efficiently and reduce production costs. Our products and services typically represent only a small fraction of a paper producer’s overall production costs, yet they can reduce costs by permitting the use of lower-cost raw materials and reducing energy consumption. Paper producers must replace clothing and refurbish or replace roll covers regularly as these products wear down during the paper production process. Our products are designed to withstand extreme temperature, chemical and pressure conditions, and are the result of a substantial investment in research and development and highly sophisticated manufacturing processes.

We operate in two principal business segments: clothing and roll covers. In our clothing segment, we manufacture and sell highly engineered synthetic textile belts that transport paper as it is processed on a paper-making machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Because paper-making processes and machine specifications vary widely, the clothing size, form, material and function is selected to fit each individual paper-making machine and process. Our clothing segment represented 66% of our 2005 net sales.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. Roll covers are tailored to each individual paper-making machine and process, using different materials, treatments and finishings. In addition to manufacturing and selling new roll covers, we also provide refurbishment services for previously installed roll covers and manufacture spreader rolls. Our roll cover segment represented 34% of our 2005 net sales.

Our principal executive offices are located at 14101 Capital Boulevard, Youngsville, North Carolina 27596 and our telephone number is 919-556-7235.

DESCRIPTION OF THE PLAN

The following is a question and answer statement of the provisions of our Dividend Reinvestment Plan.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide you with a convenient way to increase your investment in the Company by electing to receive all or part of the dividends on your shares of our Common Stock in additional shares of our Common Stock.

FEATURES AND BENEFITS

2.	What are the key features of the Plan?

As a participant in the Plan, you may:

•	elect to receive all or part of the dividends on your shares of our Common Stock in additional shares of Common Stock;

•	deposit your share certificates in safekeeping; and

•	receive a regular statement of account with a complete record of each transaction.

It is possible for you to elect to receive 100% of the dividends on your shares of our Common Stock in additional shares of Common Stock because the Plan permits fractional shares, as well as full shares, to be credited to participants’ accounts. In addition, dividends in respect of such fractions, as well as on full shares, will be credited to participants’ accounts.

ADMINISTRATION

3.	Who administers the Plan?

American Stock Transfer & Trust Company (the “Plan Administrator”), our transfer agent, administers the Plan, maintains records, sends statements of account to participants following the completion of any activity affecting the balance of an account and performs other duties relating to the Plan. Correspondence to the Plan Administrator should be sent to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York, 10269-0560. The Plan Administrator may be contacted by calling its toll-free number, 866-706-0512. You may also contact the Plan Administrator through its website at www.amstock.com.

PARTICIPATION

4.	Who is eligible to participate in the Plan?

All shareholders of record of our Common Stock are eligible to participate in the Plan. You are a shareholder of record if your Common Stock is registered in your own name, including if you hold your shares in book-entry form through the direct registration system, rather than the name of a broker, bank or other nominee.

If you are a beneficial owner of Common Stock whose shares are registered in a name other than your own (for example, in the name of a broker, bank or other nominee) and you desire to participate in the Plan, you may do so by either:

•	becoming a shareholder of record by having the number of shares you wish to have in the Plan transferred to your name; or

•	requesting the broker, bank or other nominee to participate in the Plan on your behalf.

If you are not a resident of the United States, you may participate in the Plan provided that there are not any laws or governmental regulations that may restrict or prohibit you from participation in the Plan. We reserve the right to terminate any shareholder’s participation in the Plan if it is deemed advisable under any foreign laws or regulations.

5.	How does an eligible shareholder of record enroll in the Plan?

An eligible shareholder of record may enroll in the Plan at any time:

•

by completing the Enrollment and Authorization Form and sending it to the Plan Administrator, American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York, 10269-0560 or

•	through the Plan Administrator’s website at www.amstock.com.

Those shareholders who do not wish to participate in the Plan will receive their dividends in cash, as declared.

INVESTMENT OPTIONS

6.	What are the dividend reinvestment options?

As a participant in the Plan, you may elect to receive all or part of the dividends on your shares of Common Stock in additional shares of Common Stock. The options available to you are as follows:

•

Full Dividend Reinvestment. If you select this option on the Enrollment and Authorization Form, the Plan Administrator will credit all dividends paid on the shares of our Common Stock credited to your Plan account at any time in the form of additional shares of Common Stock.

•

Partial Dividend Reinvestment. If you select this option on the Enrollment and Authorization Form, the Plan Administrator will credit the dividends paid on the number of shares of our Common Stock that you hold specified on the Enrollment and Authorization Form in the form of additional shares of Common Stock and pay the balance of the dividends on the shares of our Common Stock credited to your Plan account at any time in cash.

The Plan Administrator will continue to reinvest your dividends as you have indicated on the Enrollment and Authorization Form until you specify otherwise.

COSTS

7.	Are there any expenses to participants in connection with the Plan?

All costs of administration of the Plan and the reinvestment of dividends will be paid by us, with the following exceptions:

Description	Amount
Safekeeping	$7.50 per transaction. See Question 12 for more information.
Sale	$15.00 per transaction, and a $0.10 per share sales commission if sale is effected through the Plan Administrator. See Question 19 for more information.

Administrative costs paid by us may affect the amount on which a participant is taxed under U.S. federal income tax law. Please refer to Question 24 for additional information on the federal income tax consequences of participating in the Plan. In addition, please refer to Question 17 for applicable fees in connection with the sale of fractional share interests in connection with the termination of participation in the Plan. All fees and expenses are subject to change by Xerium Technologies, Inc. and the Plan Administrator.

DIVIDEND REINVESTMENT

8.	When will a participant’s dividend reinvestment begin?

The Plan Administrator will begin to reinvest your dividends automatically on the next dividend payment date after receiving your Enrollment and Authorization Form so long as it is received before the record date for that dividend. If your Enrollment and Authorization Form is received on or after the record date for the dividend payment, the Plan Administrator will not begin to reinvest your dividends automatically until the next dividend payment date.

Record dates for determining the record holders of shares of Common Stock entitled to receive dividends for Common Stock will be designated by our board of directors. In the past, quarterly dividend record dates and payment dates have ordinarily occurred on or about the following dates:

Record Date	Payment Date
March 5	March 15
June 5	June 15
September 5	September 15
December 5	December 15

The “payment date” for dividends will be the declared dividend payment date or, if that date is a day on which the New York Stock Exchange is closed, the payment date will be the next following date on which the New York Stock Exchange is open.

SOURCE OF SHARES

9.	What is the source of shares needed to meet the requirements of the Plan?

Shares of Common Stock needed to meet the requirements of the Plan will be shares that we issue directly from our authorized and unissued shares or from our treasury shares.

10.	How many shares of Common Stock will be credited to participants?

The number of shares credited to your account for a particular payment date will depend on the amount of dividends you choose to reinvest under the Plan and the value, for the purposes of the Plan, per share of our Common Stock (as discussed below). Your account will be credited with the number of shares, including fractions, equal to the cash value of the dividends that you elect to receive in additional shares of Common Stock divided by the value per share of the Common Stock.

For the purposes of the Plan, the value of each share of our Common Stock on a particular payment date will be the average of the closing price for a share of our Common Stock on the New York Stock Exchange on the five trading days up to and including the payment date.

REPORTS TO PARTICIPANTS

11.	How will participants be advised of shares credited to their accounts?

The Plan Administrator will mail Plan account statements after each dividend. These statements are a participant’s continuing record of shares credited to the participant’s account through the Plan and should be retained for tax purposes. In addition, each participant will receive copies of the same communications sent to every other shareholder, including the annual report, notice of shareholders’ meeting and proxy statement, and income tax information for reporting dividends paid.

You may also view your transaction history online by logging into your account. Details available online include share price, commission paid (in connection with sales) and transaction type and date.

CERTIFICATES FOR SHARES

12.	Can a shareholder deposit shares held in certificate form in safekeeping?

If you hold shares of our Common Stock in certificate form, you may elect to deposit the shares represented by those certificates into your Plan account for safekeeping with the Plan Administrator. The Plan Administrator will credit these shares to your Plan account balance and they will appear in subsequent statements.

If you desire to use this safekeeping feature, you should send the certificates to the Plan Administrator, together with a written request that the shares be added to your Plan account and a check for $7.50 payable to American Stock Transfer & Trust Company. You should send your certificates by registered mail, return receipt requested, and insured for an amount sufficient to cover the bond premium that would be charged to replace the certificates if they were lost or destroyed, which is currently two percent of the market value of the shares.

13.	Will certificates be issued for shares of Common Stock acquired through the Plan?

Normally, certificates for shares of Common Stock acquired under the Plan will not be issued to you. The number of shares received and held in your Plan account will be held in book-entry form until the Plan Administrator receives a request for a certificate. This additional service protects against loss, theft or destruction of certificates.

You may request that the Plan Administrator issue a certificate for some or all of the whole shares held in your Plan account by doing any of the following:

•

Access the Plan Administrator’s website at www.amstock.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Request a Certificate for D/R Shares.”

•	Call the Plan Administrator toll-free at 866-706-0512.

•	Complete and sign the tear-off portion of your Plan account statement and mail the instructions to the Plan Administrator.

The Plan Administrator will issue a certificate in the exact registration shown on your Plan account statement. Certificates will be sent by U.S. mail, generally within a few days of receiving your request. There is no charge for this service.

Receiving all or a portion of your shares in certificate form will not affect your dividend reinvestment option. For example, if you select the full dividend reinvestment option, dividends will continue to be reinvested with respect to shares covered by an issued certificate, unless you change your investment option by contacting the Plan Administrator as discussed in Question 6.

Certificates for fractional shares will not be issued under any circumstances.

Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant’s name.

CHANGING OPTIONS UNDER AND TERMINATION OF PARTICIPATION IN THE PLAN

14.	How do participants change their options under the Plan?

Participants may change their options under the Plan at any time:

•

by completing a new Enrollment and Authorization Form and sending it to the Plan Administrator, American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York, 10269-0560.

•	through the Plan Administrator’s website at www.amstock.com; or

•	by calling the Plan Administrator toll-free at 866-706-0512.

15.	How does a participant terminate participation in the Plan?

You can terminate your participation in the Plan at any time by notifying the Plan Administrator by mail, through the Internet or by telephone as shown in Question 3. If the Plan administrator receives your notice to terminate dividend reinvestment prior to the record date for a dividend, that dividend will be paid to you in cash. If, however, your notice to terminate dividend reinvestment is received on or after the record date for a dividend, the termination will not be effective for that dividend and it will be reinvested in Common Stock for your account. Thereafter, all dividends on Common Stock you hold of record will be paid in cash. You may elect to re-enroll in the Plan at any time as described in Question 5.

16.	Can we terminate a participant’s participation in the Plan?

We may terminate a participant’s participation in the Plan for any reason and at any time by giving written notice to the participant. If the notice is given on or after a record date for a dividend through the payment date for that dividend, termination will not be effective for that dividend.

17.	What will participants receive when their participation in the Plan is terminated?

Upon termination of participation in the Plan, any full shares that you hold in the Plan will be held for you in book-entry form through the direct registration system, unless you elect to sell your shares in the Plan before the effective date of termination. You can obtain information about direct registration by written request to the Plan Administrator at the address provided in Question 3 or by calling the Plan Administrator toll-free at 866-706-0512. Alternatively, you may request a certificate for the number of full shares of stock in your account be issued and mailed to you. Any fractional share interest will be sold and a check for the net proceeds (i.e., the proceeds from the sale less a $15.00 administrative fee and commission of $0.10 per share) will be mailed to you. If the proceeds from the sale of the fractional share are insufficient to cover the fees and expenses, a check will not be issued nor will you be billed for any additional fees.

18.	May a participant who has terminated participation in the Plan rejoin?

Generally, a participant that has terminated participation in the Plan may rejoin the Plan at any time. However, we reserve the right to reject any former participant on the grounds of excessive terminations.

SELLING AND TRANSFERRING SHARES HELD IN THE PLAN

19.	How do participants sell shares held in their Plan account?

You can sell all or part of the shares of Common Stock held in your account either through a broker of your choice or through the Plan Administrator.

Selling Through a Broker of Your Choice

If you elect to sell through a broker of your choice, you must first request that your shares be moved into book-entry form so that your broker may transfer and sell your shares through the direct registration system, or you may request the Plan Administrator to send you a certificate representing the number of full shares of Common Stock you want to sell. In no case will any fractional share interests be issued in certificate or book-entry form. If only a fractional share interest remains in the account, it may be sold as described in Question 17. Participants should be aware that the price may fluctuate during the period between a request to have shares moved into book-entry form or a request to receive a certificate and the ultimate sale of the shares. You should carefully evaluate this risk, which you bear.

Selling Through the Plan Administrator

Alternatively, you can instruct the Plan Administrator to sell some or all of your shares of Common Stock held by the Plan in your account by doing any of the following:

•

Access the Plan Administrator’s website at www.amstock.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Sell D/R Shares.”

•	Call the Plan Administrator toll-free at 866-706-0512.

•	Complete and sign the tear-off portion of your account statement and mail the instructions to the Plan Administrator.

If you instruct the Plan Administrator to sell your shares, it will do so through brokers or dealers selected by the Plan Administrator in its sole discretion, and the brokers or dealers may be affiliated with the Plan Administrator. You will not be able to direct the date or price at which your Common Stock is sold. The Plan Administrator will endeavor to process sales orders within two business days (during which the Plan Administrator and the relevant securities markets are open) after they are received, but there is no assurance that the Plan Administrator will be able to effect the sale on a particular day and the Plan Administrator will then endeavor to complete the sale as soon thereafter as practicable. The selling price will not be known until the sale is completed. Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. This risk should be evaluated by the participant and is a risk to be borne solely by the participant. Instructions sent to the Plan Administrator may not be rescinded. The proceeds of the sale, less an administrative fee of $15.00 and commission of $0.10 per share, will be sent to you by check along with a Form 1099-B for income tax purposes (generally within four days following the sale). The Plan Administrator may aggregate shares being sold for any participant with shares being sold for other participants. In that case, you will receive proceeds based on the weighted average sales price of all shares sold, less your pro rata share of any fees and expenses. All sale requests having an anticipated market value of $100,000 or more must be submitted in written form. In addition, all sale requests within thirty (30) days following an address change to a participant’s account must be submitted in written form.

20.	How does a participant transfer shares to another person?

Transfers may be made in book-entry form, or a certificate may be issued and sent to the new owner. You can transfer to a person who already has a Plan account, or you can set up a new Plan account if the person does not have one.

To perform the transfer, send a written letter of instruction to the Plan Administrator setting forth the full registration name and address of the new participant, as well as the social security number of the new participant. The letter should indicate the number of shares (full and fractional if any) which should be transferred to the new participant. All individuals listed in the account registration must sign the instructions. The signatures must be guaranteed by a bank, broker or financial institution that is a member of a Medallion Signature Guarantee Program.

21.	What happens when a participant sells or transfers all of the certificate shares registered in the participant’s name?

If a participant disposes of all shares registered in the participant’s name in certificate form, the Plan Administrator will continue to hold any shares credited to the account under the Plan in book-entry form. As long as there are shares credited to a participant’s account, that participant will remain a participant in the Plan until the participant notifies the Plan Administrator of a desire to terminate their participation. However, if a participant has only a fractional share credited to the participant’s account under the Plan on the record date for any dividend on the Common Shares, we reserve the right not to reinvest any additional dividends on such fractional share. If the Company exercises this right, the participant will receive a cash payment representing such fraction of a share plus the amount, in cash, of the dividend on such fraction. The cash payment for the fractional share will be valued at the then current market price of the shares of Common Stock when the transaction is processed, less any fees and expenses.

OTHER INFORMATION

22.	What happens if we declare a stock split or a dividend payable exclusively in shares of our Common Stock or another form of property?

From time to time we may declare a stock split or a dividend payable exclusively in shares of our Common Stock or a another form of property other than cash. Any Common Stock split or dividend payable exclusively in stock or in another form of property other than cash that is issued by us will be credited to your Plan account based on the number of shares (including fractional share interests) you hold in your account on the record date for the split or dividend. Transaction processing may be curtailed or suspended until the completion of any stock split, dividend payable exclusively in stock or in another form of property other than cash or similar corporate action.

23.	How will a participant’s shares held under the Plan be voted at meetings of shareholders?

If on the record date for a meeting of shareholders there are any shares credited to your Plan account entitled to vote, those shares will be added to any other shares registered in your name on our shareholder record, and you will receive one proxy covering the total of those shares. The proxy will be voted as you direct or you can vote all of those shares in person at the shareholders’ meeting.

24.	What are the U.S. federal income tax consequences of participation in the Plan?

The following generally summarizes U.S. federal income tax consequences that will arise with respect to participation in the Plan. Tax consequences of participating in the Plan may vary depending on each participant’s tax situation. This summary is not a comprehensive summary of all tax considerations that may be relevant to participation in the Plan. The tax consequences for participants who are not U.S. persons for U.S. federal income tax purposes will vary from jurisdiction to jurisdiction. All participants are urged to consult their own tax advisors to determine the particular tax consequences (including federal, state, local and other tax law consequences) that may result from their participation in the Plan and the subsequent disposal by them of shares acquired through the Plan. This summary is based on the tax laws in effect as of the date hereof. Changes to these laws could alter the tax consequences described below.

Reinvestment of Dividends

Dividends paid in Common Stock under the Plan will be subject to U.S. federal income tax in the same manner as if the participant had received the dividends in cash even though the participant has not actually received them in cash. Participants will be treated as having received a dividend equal to the fair market value as of the investment date of the shares paid as dividends increased by the amount of administrative fees paid to the Plan Administrator by us on the participant’s behalf.

The initial tax basis of shares received under the Plan is the amount taxed as a dividend upon the receipt of such shares and the holding period of those shares will begin on the day following the date the shares are acquired.

The total amount of dividends paid to you during the year (including, where applicable, an amount for administrative fees paid on a participant’s behalf), whether or not they are reinvested, will be reported to the participant and the IRS shortly after the close of each year.

As described below, in the case of any shareholder that is subject to backup withholding tax on dividends under the Plan, or any shareholder that is not a U.S. person for U.S. federal income tax purposes the dividends of which are subject to U.S. income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in shares of Common Stock.

Additional Information Applicable to Reinvestment of Dividends

A participant will not realize any taxable income solely as a result of receipt of whole shares credited to the participant’s account, either upon request for certificates or book-entry registration for those shares or upon withdrawal from or termination of participation in the Plan.

A participant will recognize gain or loss upon the sale or exchange of shares, including of fractional shares, whether such sale occurs or is pursuant to a request upon the participant’s withdrawal from the Plan or takes place after termination of participation in the Plan. A participant also generally will recognize a gain or loss upon receipt of a payment for a fractional share credited to the participant’s account. In either event, the amount of the gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share sold and the tax basis thereof.

All shares that are sold through the Plan Administrator will be reported to the IRS as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold shares of Common Stock through the Plan. The 1099-B form will only include proceeds received from the sale of shares. The participant is responsible for calculating the tax basis of the shares sold and any gain or loss on the sale. Participants are urged to retain all account statements and to consult their own tax advisors to determine the tax basis for shares they hold under the Plan.

Withholding

Under backup withholding requirements of U.S. federal income tax law, dividends that are reinvested and the proceeds of the sale of any shares under the Plan will be subject to backup withholding at the then-current applicable rates if (i) a participant fails to certify to the Plan Administrator or us that the participant is not subject to backup withholding and, when required under such requirements, that the taxpayer identification number on the account is correct (on a properly completed IRS form); or (ii) the IRS notifies us or the Plan Administrator that a participant is subject to backup withholding. Any amounts withheld will be deducted from the dividends and the remaining amount will be reinvested, and/or will be deducted from the proceeds of any sale of shares (whether whole or fractional) and the remaining amount will be paid as instructed.

In general, dividends paid in Common Stock under the Plan for any participant that is not a U.S. person for U.S. federal income tax purposes will be subject to U.S. withholding tax at a 30% rate, subject to reduction or elimination pursuant to an applicable tax treaty. Any required U.S. withholding will be deducted from dividends and the remaining amount will be reinvested and/or will be deducted from the proceeds of the sale of shares if the sale proceeds of any such participant are subject to withholding.

25.	May the Plan be changed or discontinued?

While we hope to continue the Plan indefinitely, we reserve the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to participants.

26.	What is the liability of the Company and the Plan Administrator under the Plan?

Neither we nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (i) arising out of the failure to terminate a participant participation in the Plan or sell shares held in the Plan or (ii) with respect to the prices at which the shares of Common Stock are sold for participants’ accounts or the times when sales are made.

Neither we nor the Plan Administrator can assure a profit or protect against a loss on the shares acquired under the Plan.

27.	Who interprets and regulates the Plan?

We reserve the right to regulate and interpret the Plan as we deem necessary or desirable.

FORWARD-LOOKING STATEMENTS

This Plan may contain forward-looking statements that are not based on historical fact, including without limitation, statements containing the words expects, anticipates, intends, plans, believes, seeks, estimates, indicates, suggests and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include, but are not limited to: (i) adverse changes in general economic or market conditions, including without limitation those affecting the paper industry; (ii) labor unrest; (iii) currency fluctuations; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost changes and the volume and mixture of product and services revenues; (vi) transitions to new products, the uncertainty of customer acceptance of new product offerings and technological and market change; (vii) the lack of any requirement to make dividend payments on our common stock at any particular level or at all; (viii) limitations imposed by our credit facility on the amount of dividends we are permitted to pay; (ix) our high degree of leverage and significant debt service obligations, together with our dividend policy, may cause us to have insufficient cash to fund growth and unexpected cash needs; (x) war or acts of terrorism in any country in which we conduct business; (xi) changes in U.S. or foreign government policies, laws, regulations and practices, including without limitation those regarding the repatriation of funds and taxes; and (xii) those other risks described under the heading Risk Factors in the Company’s Annual Report on Form 10-K for period ended December 31, 2005 filed with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such forward-looking statements after the date of this Plan.